Exhibit 99.1

PORT ANGELES, Wash., July 9, 2025 (GLOBE NEWSWIRE)

First Northwest Bancorp and First Fed Announce CEO Transition

First Northwest Bancorp (Nasdaq: FNWB) (“First Northwest”) and its wholly owned subsidiary First Fed Bank (“First Fed” and, together with First Northwest, the “Company”) today announced that the boards of directors of First Northwest and First Fed and Matthew P. Deines have mutually agreed that Mr. Deines will resign as President and Chief Executive Officer and as a member of the boards of directors of First Northwest and First Fed, effective as of July 12, 2025. Geraldine L. Bullard, Chief Operating Officer of the Company, has been appointed Interim Chief Executive Officer, effective as of July 13, 2025. Ms. Bullard will also continue to serve as Chief Operating Officer.

“The Board extends its sincere thanks to Matt for his dedicated service and commitment to the Company,” said Cindy H. Finnie, Chair of the boards of directors of First Northwest and First Fed.

About the transition, Mr. Deines remarked, “I could not be more honored to have led First Fed and First Northwest as CEO over the past six years. This Company is made up of a very special group of people who serve Western Washington at a time when the role of community banks has never been more essential.”

“As we begin the executive search for Matt’s replacement, we have full confidence in Geri to lead the organization during this transition,” Ms. Finnie continued. “With deep experience and a strong understanding of First Fed’s mission, Geri is well-positioned to provide stable, effective leadership as we conduct a thoughtful and thorough search for a replacement CEO.”

Ms. Bullard added, “I am honored to serve the Company in this interim role. I look forward to working closely with the Board, our dedicated management team, and our exceptional employees across Washington as we continue our long-standing commitment to the communities we’ve proudly supported for over a century.”

The boards of directors have engaged a leading executive search firm to assist with the process of identifying a replacement Chief Executive Officer. Ms. Bullard is expected to serve as Interim Chief Executive Officer until a new Chief Executive Officer is appointed.

About Geraldine Bullard

Ms. Bullard has served as Executive Vice President and Chief Operating Officer of the Company since October 2023, and also previously served as the Company’s Chief Financial Officer between March 2020 and March 2025. Ms. Bullard joined First Fed as Senior Vice President and Treasurer in January 2020. Prior to joining First Fed, Ms. Bullard served as Controller at Salal Credit Union, located in Seattle, from August 2018 to January 2020, as Chief Financial Officer of First Sound Bank, also in Seattle, from February 2017 to August 2018, and as Controller at Sound Community Bank from October 2015 to February 2017. Ms. Bullard also served as a bank examiner for the State of Idaho. She holds a Bachelor of Science degree from Humboldt State University, is a graduate of the Pacific Coast Banking School at the University of Washington, and is a licensed CPA.

About the Company

First Northwest Bancorp (Nasdaq: FNWB) is a financial holding company engaged in investment activities including the business of its subsidiary, First Fed Bank. First Fed is a Pacific Northwest-based financial institution which has served its customers and communities since 1923. Currently First Fed has 18 locations in Washington state including 12 full-service branches. First Fed’s business and operating strategy is focused on building sustainable earnings by delivering a full array of financial products and services for individuals, small businesses, non-profit organizations and commercial customers. In 2022, First Northwest made an investment in The Meriwether Group, LLC, a boutique investment banking and accelerator firm. Additionally, First Northwest focuses on strategic partnerships to provide modern financial services such as digital payments and marketplace lending. First Northwest Bancorp was incorporated in 2012 and completed its initial public offering in 2015 under the ticker symbol FNWB. The Company is headquartered in Port Angeles, Washington.

Forward-Looking Statements

Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, expectations of the business environment in which we operate, projections of future performance and execution on certain strategies, perceived opportunities in the market, potential future credit experience, including our ability to collect, the outcome of litigation and statements regarding our mission and vision, and include, but are not limited to, statements about our plans, objectives, expectations and intentions that are not historical facts, and other statements often identified by words such as “believes,” “expects,” “anticipates,” “estimates,” or similar expressions. These forward-looking statements are based upon current management beliefs and expectations and may, therefore, involve risks and uncertainties, many of which are beyond our control. Our actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety of factors including, but not limited to: increased competitive pressures; changes in the interest rate environment; the credit risks of lending activities; pressures on liquidity, including as a result of withdrawals of deposits or declines in the value of our investment portfolio; changes in general economic conditions and conditions within the securities markets, including potential recessionary and other unfavorable conditions and trends relating to housing markets, costs of living, unemployment levels, interest rates, supply chain difficulties and inflationary pressures, among other things; legislative, regulatory, and policy changes; and other factors described in the Company’s latest Annual Report on Form 10-K under the section entitled “Risk Factors,” and other filings with the Securities and Exchange Commission (“SEC”),which are available on our website at www.ourfirstfed.com and on the SEC’s website at www.sec.gov.

Any of the forward-looking statements that we make in this press release and in the other public statements we make may turn out to be incorrect because of the inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. Because of these and other uncertainties, our actual future results may be materially different from those expressed or implied in any forward-looking statements made by or on our behalf and the Company’s operating and stock price performance may be negatively affected. Therefore, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for 2025 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us and could negatively affect the Company’s operations and stock price performance.

For More Information Contact:

Aaron Blank

The Fearey Group

(206) 200-0103

aaronblank@feareygroup.com